ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 10, 2000, included in Main Street and Main Incorporated's Form 8-K filed on July 24, 2000.


                                        /s/ Arthur Andersen LLP


Phoenix, Arizona
July 24, 2000